UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 5, 2009

Commission File Number: 000-27713

LITEWAVE CORP.

 (Exact name of registrant as specified in its charter)

Nevada, U.S.A.                                         95-4763671

(State or other jurisdiction of                  (I.R.S. Employer

incorporation or organization)               Identification No.)

1166 Alberni Street, Suite 1006

Vancouver, B.C. V6E 3Z3 Canada

(Address of principal executive offices)

Phone: (604) 675-7637              Fax: (604) 676-2738

(Issuer's telephone number, including area code)

Item 1.01         Entry into a Material Definitive Agreement

On February 5, 2009, Litewave Corp. (the “Company”) entered into an Option Agreement (the “Agreement”) with St. Georges Minerals, Inc., a Washington corporation (“St. George”). Pursuant to the terms of the Agreement (attached hereto as Exhibit 10.13), St. George granted the Company a fifty percent (50%) interest in certain mineral claims, described in Schedule “B” to the Agreement.  In exchange for this interest, the Company agreed to: (1) issue a total of 14,600,000 shares of the Company’s common stock to St. George or its assigns as identified in Schedule “C” to the Agreement; (2) pay a sum total of $100,000 to St. George ($25,000 due on or before February 5, 2010 and $75,000 due on or before February 5, 2011); (3) sign a Net Smelter Return (“NSR”) agreement in favor of St. George for two percent (2%) within 30 days; and (4) pay an advance royalty payments of $10,000 per year beginning at the end of the third year of the Agreement.  Additionally, the Agreement grants the Company the right to buy back up to 66.7% of the NSR from St. George for a sum total of $1,000,000.

Item 9.01         Exhibits.

10.13               Option Agreement by and between Litewave Corp. and St. Georges Minerals, Inc., a Washington corporation, dated February 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2010

LITEWAVE CORP.

/s/ Francois Dumas

Francois Dumas

Chief Executive Officer, Director